Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RCM Technologies, Inc. and Subsidiaries of our report dated April 4, 2022, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of RCM Technologies, Inc. and Subsidiaries for the year ended January 1, 2022.

/s/ Macias, Gini & O'Connell LLP

Macias, Gini & O’Connell LLP

San Diego, California

December 27, 2022